EXHIBIT 99.1

AMDL INC. ANNOUNCES FIRST CLOSING OF PRIVATE PLACEMENT OF 12% SERIES TWO SENIOR NOTES

(TUSTIN, CA) May 6, 2009/PRNewswire – AMDL Inc. (NYSE Alternext US: ADL — News), a US-based pharmaceutical company with major operations in China, announced today the first closing of a private placement offering of “units” consisting of 12% Series 2 Senior Notes and warrants. The Company expects to complete the second closing at the end of May, 2009. The exclusive placement agent for the offering is Cantone Research Inc.

In the first closing on May 4, 2009, AMDL sold $1,327,250.00 of 12% Series 2 Senior Notes at par value and issued warrants to purchase an aggregate of 2,123,600 shares of common stock (1,600 warrants for each $1,000 principal amount of Series 2 Senior Notes). The Notes mature at 36 months from the date of issuance. The warrants included in the units in the offering have a term of five years from the date of issuance and are exercisable at a price equal to $0.98 per share. The terms of the offering provide the exercise price of the warrants are equal to the 115% of the five day volume average weighted price (VWAP) of the Company’s common stock prior to the closing date.

In the first closing, Cantone Research Inc. and all participating brokers received aggregate cash commissions of $132,725.00, representing 10% of the principal amount of the 12% Series 2 Senior Notes purchased, $39,817.50 in non-accountable expenses, and Cantone Research, Inc. received five year warrants to purchase a total of 212,360 shares of common stock (of which warrants to purchase 54,472 shares were assigned to Galileo Asset Management S.A. and warrants to purchase 6,000 shares were assigned to Securities Research Associates for their services).

Mr. Douglas MacLellan, Chairman and CEO of AMDL Inc., said “AMDL continues to pursue an aggressive business growth and expansion strategy in 2009 and we are diligently working to secure sufficient working capital that will enable us to successfully execute on that plan. This includes pursuing additional financing opportunities both domestically and in China. “The proceeds from this private placement will be used to finance our short term working capital needs.”

This press release does not constitute an offer or solicitation to sell or purchase any of the Company’s securities. Any of the Company’s securities offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States unless registered under the Securities Act upon applicable exemptions from registration under the Securities Act.

For additional information on AMDL, its portfolio of international health and beauty products, and 2009 business strategy, visit the Company’s website at www.amdl.com or contact AMDL Investor Relations at kszarkowitz@amdl.com .

About AMDL:
Headquartered in Tustin, CA with operations in China, AMDL Inc., along with its subsidiary Jade Pharmaceutical Inc. (JPI), is a pharmaceutical company devoted to the research, development, manufacturing, and marketing of diagnostic, pharmaceutical, nutritional supplement, and cosmetic products. The Company employs over 500 people in the US and China.

About Cantone Research Inc.:
Headquartered in Tinton Falls, New Jersey, Cantone Research Inc. is a small cap Research boutique that offers a value-oriented, diversified portfolio of small cap stocks. These stocks are generally those with a broadly characterized market capitalization of $500 million or less. For more information or to contact Cantone Research at 1.888.CAN.TONE x116 or
1.732.450.3500 x116.

Forward Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to AMDL Inc., except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.